SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “AGREEMENT”) is entered into as of February 20, 2006 by and between Loudeye Corp., a Delaware corporation (the “ISSUER”), and the investors identified on the signature pages and Annex I hereto (each an “INVESTOR” and collectively, the “INVESTORS”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.

RECITALS

Subject to the terms and conditions of this Agreement, the Investors desire to subscribe for and purchase, and the Issuer desires to issue and sell to the Investors, certain shares of the Issuer’s common stock, par value $.001 per share (the “COMMON STOCK”) and certain Warrants to purchase shares of Common Stock. The Issuer is offering an aggregate of 16,500,000 shares of Common Stock (the “SHARES”), together with warrants in the form of Exhibit A hereto (each, a “WARRANT”) to purchase an aggregate of 12,375,000 shares of Common Stock (each unit of one share of Common Stock and one Warrant to purchase seventy-five percent (75%) of a share of Common Stock is referred to herein as a “UNIT”) in a private placement to the Investors, at a purchase price $0.50 per Unit (the “PER UNIT PURCHASE PRICE”) and on the other terms and conditions contained in this Agreement.

TERMS OF AGREEMENT

In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

SUBSCRIPTION AND ISSUANCE OF SECURITIES

1.1 SUBSCRIPTION AND ISSUANCE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investors and the Investors, severally and not jointly, subscribe for and will purchase from the Issuer the number of Units set forth next to each Investor’s name on the signature pages hereof for the aggregate purchase price set forth next to such Investor’s name on the signature pages hereof (the “SUBSCRIPTION AMOUNT”). The purchase price for each Unit shall be the Per Unit Purchase Price, which shall be equal to the sum of the Per Share Purchase Price and the Per Warrant Share Purchase Price.

1.2 TRANSFER RESTRICTIONS. The Securities may be disposed of only in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement, to the Issuer, or to an Affiliate of an Investor, the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor, at the expense of the Investor transferring such Securities or the transferee, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

1.3 LEGEND. Any certificate or certificates representing the Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

1.4 REMOVAL OF LEGENDS. During the period that a Registration Statement (as defined below) covering the resale of the Shares and Warrant Shares, and if applicable the Additional Shares, is effective under the Securities Act or if such Securities are being sold pursuant to Rule 144(k) promulgated thereunder, upon the written request of an Investor and following delivery to the Issuer of certificates evidencing the Shares, Additional Shares and/or Warrant Shares held by such Investor, the Issuer shall, no later than four Trading Days following the delivery by an Investor to the Issuer or to the Issuer’s transfer agent of a certificate representing Shares, Additional Shares and/or Warrant Shares with a restrictive legend, direct the transfer agent to remove the legend described in section 1.3 and, as directed by such Investor, either (a) issue a certificate evidencing the Shares, Additional Shares and/or Warrant Shares without such legend to such Investor, or (b) direct an electronic transfer of the Shares, Additional Shares and/or Warrant Shares via DWAC to a DTC account designated by such Investor; provided, that the Issuer shall pay any fees of the Issuer’s transfer agent with respect to such certificate issuance or DWAC transfer; provided further, however, that in the case of a sale pursuant to Rule 144(k), such holder of Securities shall provide such information as is reasonably requested by the Issuer to ensure that such Securities may be sold in reliance on Rule 144(k); and provided, further, that in order to receive shares without a legend, the holder of such Securities shall submit to the company a representation letter stating that (and thereby agrees that) (i) to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, the holder will comply with the prospectus delivery requirements of the Securities Act and (ii) the holder is aware that it must suspend sales of the Securities covered by a Registration Statement during a Suspension Period as provided in Section 6.5 and not recommence such sales until such time as is provided for in Section 6.5(a).

1.5 LEGAL, TAX OR INVESTMENT ADVICE. Each Investor understands that nothing in this Agreement or any other materials presented to such Investors in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

ARTICLE 2

CLOSING

2.1 CLOSING. The closing of the transactions contemplated herein (the “CLOSING”) shall take place on a date designated by the Issuer, which date shall be February, 22, 2006 or such later Business Day designated by the Issuer that is on or prior to March 8, 2006 (the “CLOSING DATE”). The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104. At the Closing, unless the Investors and the Issuer otherwise agree (i) each Investor shall pay such Investor’s Subscription Amount to the Issuer, by wire transfer of immediately available funds to the account designated on Exhibit D; (ii) the Issuer shall issue to each Investor a number of Shares equal to such Investor’s Subscription Amount divided by the Per Unit Purchase Price and a Warrant pursuant to which such Investor shall have the right to acquire a number of shares of Common Stock equal to 75% of the Shares purchased by such Investor, and the Issuer shall deliver to each Investor certificates for the Shares and the Warrants purchased by such Investor, duly registered in the name of such Investor, within five Business Days, and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

As a material inducement to the Investors entering into this Agreement and subscribing for the Units, the Issuer represents and warrants to the Investors as follows as of the date hereof:

3.1 CORPORATE STATUS. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as now conducted except where the failure to do so would not have a Material Adverse Effect. Each Subsidiary as referred to in the SEC Reports (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as now conducted except where the failure to do so would not have a Material Adverse Effect. The Issuer and its Subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

3.2 CORPORATE POWER AND AUTHORITY. The Issuer has the corporate power and authority to execute and deliver this Agreement and the Warrants (collectively, the “TRANSACTION DOCUMENTS”) and to issue the Securities in accordance with the terms hereof and thereof, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. At the time of the Closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby.

3.3 ENFORCEABILITY. Each of the Transaction Documents has been duly executed and delivered by the Issuer and (assuming it has been duly authorized, executed and delivered by the Investors) constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth herein, as and to the extent limited by public policy.

3.4 NO VIOLATION. The execution and delivery by the Issuer of the Transaction Documents, the consummation of the transactions contemplated thereby, and the compliance by the Issuer with the terms and provisions thereof (including, without limitation, the Issuer’s issuance to the Investors of the Securities as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any provision of the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default, acceleration, or violation would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or violate any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such violations of any Requirement of Law or creations or impositions of any Liens would not have a Material Adverse Effect on the Issuer).

3.5 CONSENTS/APPROVALS. Except for the filing of a Registration Statement in accordance with Article 6 hereof, a filing of a Form D with the SEC, the securities commissions of the states in which the Securities are to be issued, filing of listing applications with respect to the Registrable Securities with The Nasdaq Stock Market, and the granting of Stockholder Approval as contemplated by Section 5.11(b), (a) no consents, permits, filings, authorizations or other actions of any Governmental Authority, and (b) no vote or consent of the Issuer’s stockholders (other than as contemplated in Section 5.11(b), are required to be obtained or made by the Issuer for the Issuer’s execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

3.6 VALID ISSUANCE. Upon payment of the Subscription Amount applicable to an Investor and delivery to such Investor of the Securities, such Securities will be validly issued, fully paid and non-assessable, free from all Liens with respect to the issuance of such Securities and will not be subject to any preemptive or similar rights.

3.7 SEC FILINGS, OTHER FILINGS AND NASDAQ COMPLIANCE. The Issuer has delivered or made accessible to the Investors all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the “SEC REPORTS,” and together with the disclosure schedule to this Agreement, the “DISCLOSURE DOCUMENTS”). Except to the extent set forth in a subsequent amendment thereto, the SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they were made. The Issuer has received notice from The Nasdaq Stock Market that its common stock is subject to delisting from the Nasdaq Capital Market as a result of failure to comply with the $1.00 per share bid price requirement for 30 consecutive days as required by Nasdaq Marketplace Rule 4310(c)(4). The Issuer has been provided until July 3, 2006, to regain compliance with Nasdaq minimum bid price requirements. The Issuer has taken, or will have taken prior to July 3, 2006, all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Capital Stock Market (the “PRINCIPAL MARKET”) under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein).

3.8 GENERAL SOLICITATION; COMMISSIONS. Neither the Issuer, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Issuer shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Issuer shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Except as described in Schedule 3.8, no brokerage or finder’s fees or commissions are or will be payable by the Issuer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.9 CAPITALIZATION. The authorized capital stock of the Issuer consists of 250,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable. As of February 15, 2006, the Issuer has issued and outstanding 115,401,757 shares of Common Stock and no shares of Preferred Stock. Except as described on Schedule 3.9 hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock and the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. The Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity, and the Issuer has no present intention to obligate itself to redeem or repurchase any equity security or any security that is a combination of debt and equity. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. There are no securities or instruments or agreements subjecting any of the Issuer’s capital to preemptive rights or any other similar rights that will be triggered by the issuance of the Securities.

3.10 MATERIAL CHANGES. Except as set forth in the SEC Reports or as otherwise contemplated herein, since September 30, 2005, (a) there has been no Material Adverse Change in the Issuer and its Subsidiaries taken as a whole, (b) the Issuer has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities that would not be required to be reflected in the Issuer’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the SEC, (c) the Issuer has not altered its method of accounting, (d) the Issuer has not effected any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock, and (e) the Issuer has not declared, set aside or paid any dividend or other distribution with respect to the Common Stock.

3.11 LITIGATION. There is no action, suit, proceeding or, to the Issuer’s knowledge, any investigation pending or currently threatened against the Issuer or any of its Subsidiaries or their respective officers or directors that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby. Except as disclosed on Schedule 3.11, there is no action, suit, proceeding or, to the Issuer’s knowledge, any investigation pending or currently threatened against the Issuer or any of its Subsidiaries or their respective officers or directors that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing sentence includes, without limitation, actions pending or, to the Issuer’s knowledge, threatened involving the prior employment of any of the Issuer’s employees or their use in connection with the Issuer’s business of any information or techniques allegedly proprietary to any of their former employers. Except as disclosed in the SEC Reports, neither the Issuer nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Issuer or any of its Subsidiaries currently pending or which the Issuer or any of its Subsidiaries currently intends to initiate.

3.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement and as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, and, to the knowledge of the Issuer, no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer. No Person has any right, and the Issuer shall not permit, any securities of any Person other than the Investors to be included in a Registration Statement required to be filed pursuant to Section 6.2, except in each case for such Persons and such securities as are identified on Schedule 3.12 or in the case of a Piggy-Back Registration under Section 6.2(b), which securities may be included in such Registration Statement.

3.13 OFFERINGS. Subject in part to the truth and accuracy of the Investors’ representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Issuer is eligible to register its Common Stock for resale by the Investors under Form S-3 under the Securities Act.

3.14 COMPLIANCE WITH CERTIFICATE OF INCORPORATION AND BY-LAWS; COMPLIANCE WITH LAWS. The Issuer is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws. The business and operations of the Issuer have been conducted in accordance with all applicable laws, rules and regulations of all governmental agencies, authorities and instrumentalities (including, without limitation, under the federal and state securities laws, Employee Retirement Income Security Act of 1974, as amended and all laws relating to the employment of labor), except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.15 NASDAQ CAPITAL MARKET. The Common Stock is listed on The Nasdaq Capital Market and, except for the notice from the Nasdaq Stock Market described in Section 3.7, to the knowledge of the Issuer, there are no proceedings to revoke or suspend such listing. The issuance of the Securities will not contravene any NASDAQ Marketplace Rule. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from The Nasdaq Capital Market. Except as described in Section 3.7, the Issuer has not received any notification that, and has no knowledge that, the SEC or the NASD is contemplating terminating such listing or registration. The issuance of the Shares, the Warrants and/or the Warrant Shares does not require stockholder approval, including, without limitation, as may be required pursuant to the Nasdaq Marketplace Rules.

3.16 TAX MATTERS. The Issuer has filed all tax returns and reports as required by federal, state, local, and foreign law and has paid all taxes shown thereon that have become due and payable. Such returns and reports were materially accurate and complete when filed and reflect all taxes and other assessments due thereunder to be paid by the Issuer, except those contested by it in good faith. The provision for taxes of the Issuer included in the provision for accrued liabilities in the Issuer’s Financial Statements is adequate for taxes due or accrued as of the dates thereof. The Issuer has never had any material tax deficiency proposed or assessed against it.

3.17 SARBANES-OXLEY. The Chief Executive Officer and the Chief Financial Officer of the Issuer have signed, and the Issuer has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and neither the Issuer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Except as disclosed in the SEC Reports, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

3.18 DISCLOSURE. The Issuer is aware of no facts which lead it to believe that the Disclosure Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.19 CONFIDENTIAL INFORMATION. Other than this Agreement and the terms of the transactions contemplated hereby, the Issuer has not provided any material non-public information to the Investors in connection with this Agreement or the transactions contemplated hereby. The Issuer acknowledges that each Investor shall be relying on the foregoing representation in effecting transactions in securities of the Issuer.

3.20 PATENTS AND TRADEMARKS. To the knowledge of the Issuer and each of its Subsidiaries, the Issuer and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or would reasonably be expected to result in a Material Adverse Effect (collectively, the “INTELLECTUAL PROPERTY RIGHTS”). Except as described in the SEC Reports or on Schedule 3.20, neither the Issuer nor any of its Subsidiaries has received a written notice that the Intellectual Property Rights used by the Issuer or any of its Subsidiaries violates or infringes upon the rights of any Person. To the knowledge of the Issuer, all such Intellectual Property Rights are enforceable in all material respects.

3.21 INSURANCE. The Issuer and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Issuer and its Subsidiaries are engaged. Neither the Issuer nor any of its Subsidiaries has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.22 TRANSACTIONS WITH AFFILIATES. Except as described in the SEC Reports or on Schedule 3.22, none of the officers or directors of the Issuer is presently a party to any transaction with the Issuer or any of its Subsidiaries (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Issuer, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Issuer and (c) for other employee benefits, including stock option agreements under any stock option plan of the Issuer.

3.23 NO INTEGRATED OFFERING. Neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Issuer for purposes of the Securities Act which would prevent the Issuer from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Issuer or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if such other offering, if integrated, would cause the offer and sale of the Securities not to be exempt from registration pursuant to Regulation D and Rule 506 thereof under the Securities Act.

3.24 PRICE OF COMMON STOCK. The Issuer has not taken, and will not take prior to the Closing, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

3.25 SOLVENCY. Based on the financial condition of the Issuer as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Issuer’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Issuer’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Issuer’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Issuer, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Issuer, together with the proceeds the Issuer would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Issuer does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.26 LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

3.27 FOREIGN CORRUPT PRACTICES ACT. The Issuer has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Issuer’s knowledge, there is not now, and there has never been, any employment by the Issuer of, or beneficial ownership in the Issuer by, any governmental or political official in any country in the world.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

As a material inducement to the Issuer entering into this Agreement and issuing the Securities, each Investor, severally and not jointly, represents and warrants to the Issuer as follows:

4.1 POWER AND AUTHORITY. Such Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Such Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. Such Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and, when delivered, this Agreement will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) with respect to the indemnification provisions set forth herein, as and to the extent limited by public policy.

4.2 NO VIOLATION. The execution and delivery by such Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by such Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of such Investor, if other than a natural person, or any Contract to which such Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to such Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on such Investor.

4.3 CONSENTS/APPROVALS. No consents, filings, authorizations or actions of any Governmental Authority are required for such Investor’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which such Investor is a party or by which such Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby.

4.4 INVESTMENT UNDERTAKING. Such Investor is acquiring the Securities hereunder for its own account and with no present intention of distributing or selling such Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law (it being understood that this representation and warranty does not limit such Investor’s right to sell the Shares and Warrant Shares, and if applicable the Additional Shares, pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws), and no one other than such Investor has any beneficial interest in the Securities (except for those individuals who hold dispositive or voting power over the Securities purchased by such Investor). Such Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel reasonably acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor understands that the offer and sale by the Issuer of the Securities being acquired by such Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of such Investor. Such Investor acknowledges that pursuant to Section 1.3 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Securities. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.5 ACCREDITED INVESTOR. Such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit B), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

4.6 ADEQUATE INFORMATION. Such Investor has reviewed the Disclosure Documents and such information which such Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities. Such Investor acknowledges that each of the SEC Reports, including the risk factors contained therein, are specifically incorporated herein by reference and form an integral part of this Agreement.

4.7 OPPORTUNITY TO QUESTION. Such Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in such Investor’s examination of the Issuer, including the information that such Investor has received and reviewed as referenced in Section 4.6 hereof in relation to its investment in the Securities.

4.8 NO OTHER REPRESENTATIONS. No oral or written representations have been made to such Investor in connection with such Investor’s acquisition of the Securities which were in any way inconsistent with the information reviewed by such Investor. Such Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

4.9 KNOWLEDGE AND EXPERIENCE. Such Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable such Investor to utilize the information referred to in Section 4.6 hereof and any other information made available by the Issuer to such Investor in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto. Such Investor is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

4.10 INDEPENDENT DECISION. Such Investor is not relying on the Issuer, any other potential investor, or on any legal or other opinion in the materials reviewed by such Investor with respect to the financial or tax considerations of such Investor relating to its investment in the Securities. Such Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Securities.

4.11 GENERAL SOLICITATION. Such Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

4.12 RESIDENCE. If such Investor is an individual, then such Investor resides in the state or province identified in the address of such Investor set forth on the signature page of such Investor hereto; if such Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of such Investor in which its investment decision was made is located at the address or addresses of such Investor set forth on the signature page of such Investor hereto.

4.13 CERTAIN TRADING ACTIVITIES. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Issuer (including, without limitations, any Short Sales involving the Issuer’s securities) since the time that such Investor was first contacted by the Issuer or Roth Capital Partners, LLC regarding an investment in the Issuer. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Issuer (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

4.14 BENEFICIAL OWNERSHIP. At the Closing, such Investor will not, after giving effect to the Securities purchased hereunder, beneficially own in excess of 19.99% of the number of shares of Common Stock of the Issuer then outstanding, determined in accordance with Rule 13d-3 of the Exchange Act).

4.15 COMMISSIONS. Such Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.16 NO BROKER -DEALER. Such Investor is not required to be registered as a broker-dealer pursuant to Section 15 of the Exchange Act.

4.17 INDEPENDENT INVESTMENT. No Investor has agreed to act with any other Investor for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Investor is acting independently with respect to its investment in the Securities.

4.18 REGULATION M. Each Investor represents and warrants that it is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

In addition, each Investor acknowledges that (i) the Issuer has informed the Investor that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of Shares, Additional Shares and Warrant Shares and that there are restrictions on market making activities by persons engaged in the distribution of such Securities and (ii) the Issuer has advised the Investor to consult with its counsel regarding such matters.

ARTICLE 5

COVENANTS

5.1 PUBLIC ANNOUNCEMENTS. Each party to this Agreement agrees that it shall not issue or release any public announcement with respect to this Agreement or the transactions provided for herein, which names the other party, without the prior consent of the other party. Notwithstanding the foregoing, nothing in this Section 5.1 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations. Before 8:50 a.m. (New York Time) on the Business Day following the date of this Agreement, the Issuer will issue a press release describing the transactions contemplated by this Agreement, and promptly thereafter file a Current Report on Form 8-K with the SEC, attaching such press release.

5.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and each Investor agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, none of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

5.4 CERTAIN TRADING RESTRICTIONS. (a) Restrictions. From and after the Closing, for so long as an Investor continues to hold any Securities acquired hereunder, such Investor will not, nor will any Person acting on its behalf or pursuant to any understanding with such Investor, engage in any Short Sales, except on those days (each a “PERMITTED DAY”) on which the aggregate short position with respect to the Common Stock of the Investor prior to giving effect to any Short Sales by the Investor on such Permitted Day does not exceed such Investor’s Permitted Share Position (as defined below) on such Permitted Day; provided, however, that such Investor will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position with respect to the Common Stock of the Investor does not exceed such Investor’s Permitted Share Position. For purposes of Section 5.4, the Investor’s “PERMITTED SHARE POSITION” means, with respect to any date of determination, the number of shares of Common Stock owned by the Investor (including Shares, Additional Shares, Warrant Shares and any Warrant Shares underlying unexercised Warrants).

(b) Other Transactions Permitted. Subject to Section 5.4(a) and applicable securities laws, the Issuer acknowledges and agrees that nothing in Section 5.4 shall prohibit the Investors from, and the Investors are permitted to, engage, directly or indirectly, in hedging transactions involving the Securities and the Common Stock (including, without limitation, by way of short sales, purchases and sales of options, swap transactions and synthetic transactions) at any time.

5.5 FORM D FILING. The Issuer agrees that it shall file in a timely manner a Form D relating to the sale of the Securities under this Agreement, pursuant to Regulation D promulgated under the Securities Act.

5.6 INTEGRATION. The Issuer shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Nasdaq Capital Market such that the transaction contemplated hereby would violate any such rules or regulations.

5.7 USE OF PROCEEDS. The Issuer shall use the net proceeds from the sale of the Units hereunder for working capital and any other general corporate purposes.

5.8 DISCLOSURE OF MATERIAL INFORMATION. The Issuer covenants and agrees that neither it nor, to its knowledge, any other Person acting on its behalf has provided or will provide any Investor or its agents or counsel with any information that the Issuer believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Issuer understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Issuer. Notwithstanding the foregoing, the Issuer’s compliance with the terms of Section 5.11 (including the notice provisions thereof) of that certain Subscription Agreement, dated December 21, 2004, by and among the Issuer and the investors listed on Annex I thereto shall not under any circumstances constitute a breach of this Section 5.8.

5.9 LISTING. The Issuer shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Issuer has taken, or will have taken prior to July 3, 2006, all commercially reasonable necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the Principal Market and shall take all commercially reasonable necessary actions to maintain such inclusion and eligibility until such time as all Registrable Securities have been sold or transferred; provided, that the foregoing shall not preclude the Issuer from changing its listing to the Nasdaq National Market, the New York Stock Exchange or another principal stock exchange or market.

5.10 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Issuer to the public without registration (“RULE 144”), the Issuer agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

5.11 REVERSE STOCK SPLIT. (a) If the Issuer shall effect a Reverse Stock Split prior to the six-month anniversary of the Closing Date and the Reset Price is less than the Per Unit Purchase Price, then the Issuer shall, not later than the 10th Business Day following the Reset Period, have the option to either:

(i) Pay to each Investor an amount in cash (the “RESET AMOUNT”), which must be received by such Investor no later than the 10th Business Day following the Reset Period, equal to the lesser of (A) the Threshold Price minus the Reset Price, multiplied by the number of Shares then held by such Investor on the Trading Day immediately following the Reset Period, or (B) the Per Unit Purchase Price minus the Reset Price, multiplied by the number of Shares then held by such Investor on the Trading Day immediately following the Reset Period. The Issuer agrees that all such payments (x) will be made free of any and all set-offs and claims that it may have against any Investor and (y) will be made in U.S. dollars by wire transfer of immediately available funds to the account designated by each Investor for such purpose; or

(ii) Issue to each Investor such number of additional shares of Common Stock (collectively, “ADDITIONAL SHARES”), which must be received by such Investor no later than the 10th Business Day following the Reset Period, equal to such Investor’s Reset Amount divided by the Reset Price.

(b) The Issuer covenants and agrees that, solely as a condition precedent to the issuance of the Additional Shares to Investors in accordance with Section 5.11(a)(ii), the Issuer must first obtain the approval of its stockholders, if required, for purposes of complying with Nasdaq Rule 4350(i) (the “STOCKHOLDER APPROVAL”).

In furtherance of the obligations of the Issuer under this Section 5.11(b), as a condition precedent to the issuance of the Additional Shares to Investors in accordance with Section 5.11(a)(ii), (1) the Board of Directors of the Issuer shall adopt proper resolutions authorizing the issuance of the Additional Shares, (2) the Board of Directors of the Issuer shall recommend and the Issuer shall otherwise promptly and duly obtain the Stockholder Approval, including, without limitation, soliciting proxies from its stockholders in connection therewith and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions (and hold a meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (3) within three Business Days of obtaining such stockholder authorization, take all actions necessary to effectuate the Stockholder Approval.

(c) Each Investor covenants that, as a condition precedent to its right to receive any cash or securities pursuant to this Section 5.11, neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in or close out any transactions in the securities of the Issuer (including Short Sales) during the Reset Period.

(d) The aggregate Reset Amount payable to an Investor under Section 5.11(a)(i) or the aggregate value of Additional Shares payable to an Investor under Section 5.11(a)(ii) shall not exceed ten percent (10%) of the aggregate purchase price of the Units purchased by such Investor pursuant to this Agreement.

(e) It shall be a condition precedent to any issuance of Additional Shares pursuant to Section 5.11(a)(ii) that (i) the Issuer shall be eligible for continued inclusion in, and the Common Stock shall be eligible for trading on, the Principal Market or another principal stock exchange or market under all then effective inclusion requirements, and (ii) the Issuer shall not be in material breach of the Transaction Documents.

5.12 RESERVATION OF COMMON STOCK. As of the Closing Date, the Issuer shall have reserved and the Issuer shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Issuer to issue Shares pursuant to this Agreement and to issue Warrant Shares pursuant to the Warrants.

5.13 ADDITIONAL ISSUANCES OF SECURITIES. The provisions of this Section 5.13 shall not be effective if it is determined under the rules of the Principal Market (or any other principal stock exchange or market (including the Nasdaq National Market) on which the Issuer’s shares of Common Stock may become listed) that such provisions would result in the Issuer being required to obtain the approval of its stockholders for the consummation of the transactions contemplated by this Agreement.

(a) For purposes of this Section 5.13, the following definitions shall apply:

(i) “APPROVED STOCK PLAN” means any plan which has been approved by the board of directors of the Issuer, pursuant to which the Issuer’s securities may be issued to any consultant, employee, officer or director for services provided to the Issuer.

(ii) “CONVERTIBLE SECURITIES” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(ii) “OPTIONS” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii) “COMMON STOCK EQUIVALENTS” means, collectively, Options and Convertible Securities.

(b) From the date hereof until the one year anniversary of the Closing Date (the “TRIGGER DATE”), except as provided in clauses (vii) and (viii) of this Section 5.13(b), the Issuer will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “SUBSEQUENT PLACEMENT”) unless the Issuer shall have first complied with this Section 5.13(b).

(i) The Issuer shall deliver to each Investor an electronic or written notice (the ”OFFER NOTICE”) of any proposed or intended issuance or sale or exchange (the ”OFFER”) of the securities being offered (the “OFFERED SECURITIES”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price (which may be expressed as a percentage of the market price on the date definitive agreements are to be executed) and other material terms upon which they are to be issued, sold or exchanged, and the approximate number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Investors a pro rata portion of 30% of the Offered Securities, allocated among such Investors (x) based on such Investor’s pro rata portion of the aggregate number of Shares purchased hereunder (the “BASIC AMOUNT”), and (y) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “UNDERSUBSCRIPTION AMOUNT”). In the event the material terms of the Subsequent Placement change prior to execution of definitive agreements with respect thereto, the Issuer shall notify the Investor of such modified terms and the Offer Notice shall be deemed modified thereby (and, in the event an Investor has elected to accept the Offer, such Investor may elect to revoke such acceptance by notifying the Issuer in writing of such revocation within one day after the Issuer delivers such notice).

(ii) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Issuer prior to the end of the fifth (5th) Business Day after such Investor’s receipt of the Offer Notice or such shorter period (which shall not be less than one Business Day) as the Issuer shall specify in the Offer Notice (the “OFFER PERIOD”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “NOTICE OF ACCEPTANCE”). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “AVAILABLE UNDERSUBSCRIPTION AMOUNT”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Issuer to the extent its deems reasonably necessary.

(iii) The Issuer shall have thirty (30) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “REFUSED SECURITIES”) (it being understood that Refused Securities include 70% of the Offered Securities not covered by the Offer Notice and any remaining Offered Securities as to which a Notice of Acceptance has not been given by the Investors), and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Issuer than those set forth in the Offer Notice (as such notice may be modified pursuant to clause (i) above).

(iv) In the event the Issuer shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.13(b)(iii) above), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 5.13(b)(ii) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Issuer actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 5.13(b)(iii) above prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Issuer may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 5.13(b)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Issuer, and the Issuer shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5.13(b)(iii) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Issuer and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel. It is expressly agreed that the Issuer shall not be required to issue, sell or exchange all or any portion of the Refused Securities and if the Purchaser abandons any such issuance, sale or exchange then Investors will not have the right to purchase any Offered Securities hereunder notwithstanding the delivery of a Notice of Acceptance hereunder.

(vi) Any Offered Securities not acquired by the Investors or other persons in accordance with Section 5.13(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(vii) The provisions of this Section 5.13 shall not apply in connection with the issuance of any Common Stock or Common Stock Equivalents issued or issuable: (A) in connection with any Approved Stock Plan; (B) to officers, directors, employees or consultants, whether or not pursuant to an Approved Stock Plan, primarily for compensatory purposes with respect to services rendered or to be rendered or as an inducement grant to any such individuals as permitted under applicable Nasdaq Stock Market Rules, (C) upon exercise of the Warrants; (D) pursuant to any public offering of the Company’s equity or debt securities; (E) in connection with a change of control or acquisition transaction (including by way of a merger, consolidation, tender offer, asset acquisition or otherwise) approved by the Company’s board of directors; (F) to customers, vendors, licensors or joint venture partners or in connection with other strategic alliances, the primary purpose of which is not to raise equity capital; (G) to any strategic investor (whether or not a primary purpose of such issuance is to raise equity capital); (H) in connection with an equipment lease financing transaction or a credit financing transaction, the primary purpose of which is not to raise equity capital; (I) in connection with a dividend, distribution or issuance of Convertible Securities pursuant to a stockholder rights plan (poison pill) approved by the Company’s board of directors; (J) in any other transaction the primary purpose of which is not to raise equity capital and (K) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof or that may be issued pursuant to any of clauses (A) through (J) of this clause (vii) (the actions referred to in subclauses (A) through (K) collectively referred to as “EXEMPT TRANSACTIONS.”)

(viii) The provisions of this Section 5.13 shall not apply in connection with the issuance of any Common Stock issued or issuable in connection with any bona fide financing if the participation of Investors in such financing (assuming Investors exercised their rights to so participate pursuant to this Section 5.13) would cause the offering of the securities in connection with such bona fide financing to be integrated with the issuance of the Securities for purposes of any rules of the Principal Market (or any other national securities exchange (including the Nasdaq National Market) on which the Issuer’s shares of Common Stock may become listed) or otherwise result in the Issuer being required to obtain the approval of its stockholders for all or any portion of such bona fide financing under the rules of the Principal Market (or any other national securities exchange (including the Nasdaq National Market) on which the Issuer’s shares of Common Stock may become listed), in which case, the Issuer shall notify the Investors of such potential integration and the basis therefor; provided that at the request of one or more Investors that desire(s) to exercise its rights under this Section 5.13 with respect to such financing, the Issuer shall use commercially reasonable best efforts to cooperate with such Investors to explore whether the transaction can be structured in a manner that would not result in such integration or stockholder approval requirement, including by participating in discussions with the staff of the Principal Market (it being understood that the Issuer shall not be required to alter the structure of such transaction in a manner that would be adverse to it in any material respect).

5.14 NO ISSUANCES UNTIL AFTER EFFECTIVNESS. Except for any Exempt Transaction or any issuance of securities to be registered on a Special Registration Statement, the Issuer shall not, prior to the earlier of (a) the 60-day anniversary of the effectiveness date of the initial Registration Statement required to be filed pursuant to Section 6.2 hereof, or (b) the sixth month anniversary of the Closing Date, consummate a Subsequent Placement.

ARTICLE 6

REGISTRATION RIGHTS

The Investors shall have the following registration rights with respect to the Registrable Securities owned by it:

6.1 TRANSFER OF REGISTRATION RIGHTS. Subject to the provisions of this Agreement, each Investor may assign the registration rights with respect to the Registrable Securities to any party or parties to which it may from time to time transfer the Registrable Securities, provided that the transferee agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1 by an Investor, such Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a “HOLDER”). Notwithstanding anything to the contrary herein, the rights of a Holder pursuant to Article 6 may be assigned only to a transferee or assignee of any Registrable Securities if such transferee or assignee acquires at least 100,000 shares of such Holder’s Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) or less if the shares being transferred constitute all of such transferring Holder’s Registrable Securities.

6.2 REQUIRED REGISTRATION. (a) The Issuer shall use best efforts to file a Registration Statement on Form S-3, except if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration Statement shall be on another appropriate form in accordance herewith, on or before each Filing Date, as the case may be, pursuant to which the Registrable Securities shall be registered for resale. The Issuer shall use commercially reasonable efforts to cause the SEC to declare a Registration Statement effective as soon as practicable after filing, but in any event, no later than its Effectiveness Date, and to thereafter maintain the effectiveness of such Registration Statement until the earlier of (i) the second anniversary of the Closing Date, (ii) in the case of a Registration Statement (other than an initial Registration Statement) which shall include any Additional Shares, the second anniversary of the date on which the Issuer first has the obligation to issue Additional Shares, or (iii) such time as all Holders have sold all of their Registrable Securities (the “EFFECTIVENESS PERIOD”). The Issuer covenants that it will provide written notice to the Investors that each of the Issuer’s Registration Statements on Form S-3 registering the Registrable Securities has been declared effective by the SEC, which notice shall be given promptly after the Issuer has received notice of such effectiveness from the SEC. The Issuer shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule), no later than 5:00 p.m. (New York City time) on the date that such Registration Statement is declared effective in the event the SEC notifies the Issuer of such effectiveness by 12:00 p.m. on such date, or no later than 8:00 a.m. (New York City time) on the Business Day after the date such Registration Statement is declared effective in the event the SEC notifies the Issuer of such effectiveness after 12:00 p.m. on such date. In the event the Issuer shall not be eligible to file a registration statement on Form S-3, the Issuer covenants and agrees to undertake to register the Registrable Securities on Form S-3 as soon as reasonably practicable after the Issuer becomes eligible to use such form (but shall maintain the effectiveness of a Registration Statement on any substitute form until such Form S-3 is effective). In the event that (A) a Registration Statement required hereunder is not declared effective by the applicable Effectiveness Date, and (B) after such Effectiveness Date the Issuer files any registration statement under the Securities Act for purposes of a public offering of securities of the Issuer (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements), then the Issuer will, subject to customary underwriter cut-backs and exclusions, include in such registration statement the Registrable Securities then held by such Investor in such registration statement (any such registration a “PIGGY-BACK REGISTRATION”).

(b) In connection with Section 6.2(a) and for the avoidance of any doubt, if Additional Shares are issued prior to the filing of the initial Registration Statement, such Additional Shares shall be included in such initial Registration Statement. If Additional Shares are issued subsequent to the filing of the initial Registration Statement, then the Issuer shall prepare and file by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement, on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose).

(c) If: (i) a Registration Statement is not filed on or prior to its Filing Date, or (ii) a Registration Statement is not declared effective by the SEC on or prior to its required Effectiveness Date, or (iii) after the Effectiveness Date, such Registration Statement ceases to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period, (any such failure or breach being referred to as an “EVENT,” and for purposes of clauses (i), (ii) or (iii) the date on which such Event occurs, being referred to as “EVENT DATE”), then, in addition to any other rights available to the Holders, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, but subject to Section 6.5(b), the Issuer shall pay to each Holder, as liquidated damages and not as a penalty, in the case of the initial Registration Statement, a cash payment equal to 1% of the aggregate purchase price paid by such Investor to the Issuer with respect to the Shares or Warrant Shares then held by such Holder, and in the case of a Registration Statement with respect to Additional Shares not included in the initial Registration Statement, a cash payment equal to 1% of the product of the Reset Price multiplied by the number of Additional Shares then held by such Holder. The parties agree that the Issuer will not be liable for liquidated damages under this Section in respect of the Warrants. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event; provided that the maximum aggregate liquidated damages payable to a Holder under this Section 6.2(c) shall not exceed eight percent (8%) of the aggregate purchase price of the Units purchased by such Holder pursuant to this Agreement. The parties agree that such liquidated damages shall not be the exclusive damages under this Agreement with respect to the occurrence of such Event.

6.3 REGISTRATION PROCEDURES. (a) In case of a Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Holders, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to a Registration Statement:

(i) prepare and file with the SEC such amendments and supplements to a Registration Statement as may be necessary to keep such registration, effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2(a);

(ii) update, correct, amend and supplement a Registration Statement as necessary;

(iii) notify the Holders when a Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as the Holders may reasonably request from time to time;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as the Holders may reasonably request where an exemption is not available to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

(v) notify the Holders at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Issuer will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from The Nasdaq Capital Market for trading thereon;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of a Registration Statement; and

(viii) upon the sale of any Registrable Securities pursuant to a Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

(b) Notwithstanding anything stated or implied to the contrary in Section 6.3(a) above, the Issuer shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

(c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to a Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer’s expense all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(d) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) (“REGISTRATION EXPENSES”) incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

6.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment or supplement thereto), referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. Each Investor hereby represents and warrants to the Issuer, severally and not jointly, that it has accurately and completely provided all material requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and such Investor agrees and acknowledges that the Issuer may rely on such information as being materially true and correct for purposes of preparing and filing a Registration Statement at the time of filing thereof and at the time it is declared effective, unless such Investor has notified the Issuer in writing to the contrary prior to such time.

6.5 RIGHT OF SUSPENSION. (a) Notwithstanding any other provision of this Agreement or any related agreement to the contrary, if any, the Issuer shall have the right, at any time, to suspend the effectiveness of a Registration Statement and offers and sales of the Registrable Securities covered thereby whenever, in the good faith judgment of the Issuer, (i) continuing such effectiveness or permitting such offers and sales could reasonably be expected to have an adverse effect upon a proposed sale of all or substantially all of the assets of the Issuer or a merger, acquisition, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Issuer, (ii) there exists a material development or a potential material development with respect to or involving the Issuer that the Issuer would be obligated to disclose in the prospectus used in connection with a Registration Statement, which disclosure, in the good faith judgment of the Issuer, after considering the advice of counsel, would be premature or otherwise inadvisable at such time, or (iii) the SEC has issued a stop order suspending the effectiveness of a Registration Statement, an event occurs that makes the financial statements included in a Registration Statement ineligible for inclusion therein or a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, not misleading (a “SUSPENSION EVENT”). In the event that the Issuer shall determine to so suspend the effectiveness of a Registration Statement and offers and sales of the Registrable Securities covered thereby, the Issuer shall, in addition to performing those acts required to be performed under the Securities Act and/or the Exchange Act or deemed advisable by the Issuer, deliver to each Holder written notice thereof, signed by the Chief Financial Officer or Chief Executive Officer of the Issuer. Upon receipt of such notice, the Holders shall discontinue disposition of the Registrable Securities covered by a Registration Statement and prospectus until such Holders (x) are advised in writing by the Issuer that the use of a Registration Statement and prospectus (and offers and sales thereunder) may be resumed, (y) have received copies of a supplemental or amended prospectus, if applicable, and (z) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus. The Issuer will exercise commercially reasonable efforts to ensure that the use of a Registration Statement and prospectus may be resumed as quickly as practicable, provided, however, that in the event of a Suspension Event, the Issuer’s obligation under Section 6.2 to maintain the effectiveness of a Registration Statement until the expiration of the Effectiveness Period shall be extended on a day-for-day basis equal to the amount of time that such Registration Statement shall have been suspended.

(b) The Issuer’s right to suspend the effectiveness of a Registration Statement and the offers and sales of the Registrable Securities covered thereby, as described above, shall be for a period of time (the “SUSPENSION PERIOD”) beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) thirty (30) days after the occurrence of the Suspension Event; provided, however, that in the event the Suspension Event relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Issuer determines in good faith would be reasonably likely to impede the Issuer’s ability to consummate such transaction, the Issuer may extend the Suspension Period from 30 days to 45 days; provided, however, that any Suspension Periods shall not, in the aggregate, exceed 60 days in any 12 month period. Notwithstanding the provisions of Section 6.2(c) and except with respect to an extension of a Suspension Period contemplated in the following sentence, the Issuer shall not be obligated to pay liquidated damages for the first thirty (30) days of any such Suspension Period in which the effectiveness of a Registration Statement has been suspended in accordance with this Section 6.5. In addition, notwithstanding the foregoing, a Suspension Period may be extended beyond the periods contemplated by this Section 6.5(b) if the Suspension Event is a Suspension Event described in clause (iii) of Section 6.5(a) (subject to the Issuer’s obligation to pay liquidated damages with respect to such extension pursuant to Section 6.2(c)).

ARTICLE 7

INDEMNIFICATION

7.1 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS. (a) Subject to Section 7.3, with respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included in a Registration Statement, each of such Holder’s directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a “CONTROLLING PERSON”) from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies (collectively, “LOSSES”) of any such Holder or any such underwriter or Controlling Person if any of the foregoing arise out of:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or supplement or amendment thereto (including any related registration statement) incident to any such registration; or

(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and will reimburse as incurred each such Person entitled to indemnity under this Section 7.1 for all legal and other expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent (and solely to the extent) that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus or supplement or amendment thereto, or (B) the failure of the Holder to comply with its obligations to discontinue disposition of Registrable Securities during the suspension of a Registration Statement as set forth in Section 6.5(a) after due notice thereof by the Issuer.

(b) Subject to Section 7.3, with respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included in a Registration Statement, shall, severally and not jointly, indemnify the Issuer or any Controlling Person, and the directors and officers of the Issuer or any Controlling Person, from and against all Losses of the Issuer if any of the foregoing arise out of:

(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or supplement or amendment thereto (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance; or

(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse the Issuer for all legal and other expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent (and solely to the extent) that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document; provided, however, that, the obligation of the Holder hereunder shall be limited to an amount equal to the net proceeds to the Holder of Registrable Securities sold as contemplated hereunder.

7.2 INDEMNIFICATION WITH RESPECT TO STOCKHOLDER SUIT. Subject to Section 7.3, the Issuer shall indemnify each Investor and each Controlling Person of such Investor from and against all Losses of any such Investor or Controlling Person if any of the foregoing arise solely as a result of the issuance by the Issuer of the Securities pursuant to this Agreement, and will reimburse the Issuer for all legal and other expenses reasonably incurred in connection with investigating or defending any such Losses; provided, however, that the foregoing indemnity shall not apply to Losses arising out of or relating to (i) a violation by an Investor of applicable securities laws, (ii) a breach by an Investor of its representations and warranties contained in this Agreement or (iii) sales, pledges, margin sales and similar transactions by such Investor to or with any other stockholders of the Issuer.

7.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an “INDEMNIFIED PARTY”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an “Indemnifying Party”) of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

ARTICLE 8

CONDITIONS TO CLOSING

8.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS. The obligation of the Investors to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing (except such representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects), except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (except such representations and warranties qualified by materiality or Material Adverse Effect which shall be true and correct in all respects). Unless the Investors receive written notice to the contrary at the Closing, the Investors shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investors receive written notice to the contrary at the Closing, the Investors shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d) Opinion of Issuer’s Counsel. The Investors and the Placement Agent shall have received an opinion of Issuer’s counsel, dated the Closing Date, with respect to legal matters customary for private offerings of this type.

(e) Securities Exemptions. The offer and sale of the Securities pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Issuer (i) shall be designated for quotation or listed on The Nasdaq Capital Market and (ii) shall not have been suspended from trading on Nasdaq Capital Market.

(g) Officer’s Certificate. The Issuer shall have delivered to the Investors a certificate of the Issuer executed by an officer of the Issuer attaching and certifying to the truth and correctness of (1) the Issuer’s Certificate of Incorporation; (2) the Issuer’s By-laws; and (3) the resolutions adopted by the Issuer’s Board of Directors in connection with the transactions contemplated by this Agreement.

8.2 CONDITIONS TO THE OBLIGATIONS OF THE ISSUER. The obligation of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(a) Representations and Warranties. Each of the representations and warranties of the Investors contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(b) Agreement and Covenants. The Investors shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

(c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(d) Securities Exemptions. The offer and sale of the Securities pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e) No Suspension of Trading or Listing of Common Stock. The Common Stock of the Issuer (i) shall be designated for quotation or listed on the Nasdaq Capital Market and (ii) shall not have been suspended from trading on the Nasdaq Capital Market.

ARTICLE 9

MISCELLANEOUS

9.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

“AFFILIATE” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

“BUSINESS DAY” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CERTIFICATE OF INCORPORATION” means the Issuer’s Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

“CONTRACT” means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“GOVERNMENTAL AUTHORITY” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“EFFECTIVENESS DATE” means (a) with respect to the initial Registration Statement, the earliest to occur of (a) if there is no review of the Registration Statement by the SEC, the 90th calendar day following the Closing Date, provided that if such date is not a Business Day, then the next subsequent Business Day after such 90th calendar day, (b) if the SEC reviews the Registration Statement, the 120th calendar day following the Closing Date, provided that if such date is not a Business Day, then the next subsequent Business Day after such 120th calendar day or (c) the fifth Business Day following the date on which the Issuer is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required to register the resale of any Additional Shares, the earliest to occur of (a) if there is no review of the Registration Statement by the SEC, the 90th calendar day following the date on which the Issuer first has the obligation to issue the Additional Shares, provided that if such date is not a Business Day, then the next subsequent Business Day after such 90th calendar day, (b) if the SEC reviews the Registration Statement, the 120th calendar day following the date on which the Issuer first has the obligation to issue the Additional Shares, provided that if such date is not a Business Day, then the next subsequent Business Day after such 120th calendar day or (c) the fifth Business Day following the date on which the Issuer is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“FILING DATE” means (a) with respect to the initial Registration Statement, the 45th calendar day following the Closing Date, provided that if such date is not a Business Day, then the next subsequent Business Day after such 45th calendar day, and (b) with respect to any additional Registration Statements that may be required to register the resale of any Additional Shares, the 45th calendar day following the date on which the Issuer first has the obligation to issue the Additional Shares, provided that if such date is not a Business Day, then the next subsequent Business Day after such 45th calendar day.

“LIEN” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

“MATERIAL ADVERSE CHANGE (OR EFFECT)” means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole. As used in this Agreement with reference to the Issuer, “Material Adverse Change (or Effect)” shall not include any change, event, violation, inaccuracy, circumstance or effect directly and primarily resulting from (i) changes in general economic conditions or changes affecting the industry generally in which the Issuer operates (provided that such changes do not affect the Issuer in a substantially disproportionate manner) or (ii) changes in the trading prices for the Issuer’s Common Stock which are unrelated to a breach by the Issuer of this Agreement.

“PER SHARE PURCHASE PRICE” shall equal $0.40625.

“PER WARRANT SHARE PURCHASE PRICE” shall equal $0.09375.

“PERSON” means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“REGISTER”, “REGISTERED” and “REGISTRATION” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

“REGISTRABLE SECURITIES” means all Shares and Warrant Shares acquired by the Investors, any Additional Shares which may be acquired by the Investors, any shares of Common Stock issuable upon exercise of warrants issued to any placement agent as compensation in connection with the financing that is the subject of this Agreement and any other shares of Common Stock or other securities issued in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer’s Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“REGISTRATION STATEMENT” means each of the following: (i) the initial registration statement, and (ii) any additional registration statements required to register the resale of any Additional Shares not previously registered for resale, and including, in each case, the prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“REQUIREMENTS OF LAW” means as to any Person, the certificate of incorporation, bylaws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“RESET PERIOD” means the 20 Trading Days immediately following the filing by the Issuer of a Current Report on Form 8-K disclosing the effectiveness of the Reverse Stock Split.

“RESET PRICE” means the VWAP of the Common Stock during the Reset Period.

“REVERSE STOCK SPLIT” means any reverse stock split of the Issuer’s Common Stock.

“SEC” means the Securities and Exchange Commission.

“SECURITIES” means the Shares, the Warrants, the Warrant Shares and, if applicable, the Additional Shares.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHORT SALES” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“SPECIAL REGISTRATION STATEMENT” shall mean (a) a registration statement relating to any employee benefit plan, including any registration statement on Form S-8, or (b) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, including any registration statement on Form S-4, or (c) a registration related to stock issued upon conversion of debt securities.

“SUBSIDIARY” means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

“THRESHOLD PRICE” means the closing sales price of the Common Stock on the Nasdaq Stock Market on the Trading Day on which the Issuer files a Current Report on Form 8-K disclosing the effectiveness of the Reverse Stock Split.

“TRADING DAY” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“TRADING MARKET” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“VWAP” means with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

“WARRANT SHARES” means the shares of Common Stock issuable upon exercise of the Warrants.

9.2 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) All accounting terms shall have a meaning determined in accordance with GAAP.

(d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

9.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, electronic mail transmission, or facsimile transmission, to the following addresses, electronic mail addresses and Fax numbers (or to such other addresses, electronic mail addresses or Fax numbers which such party shall subsequently designate in writing to the other party):

(a) if to the Issuer to:

Loudeye Corp.

1130 Rainier Avenue South

Seattle, WA 98144

Attention: Michael A. Brochu, President and Chief Executive Officer

Fax: (206) 830-4009

Email: mike.brochu@loudeye.com

With copies to:

Chris J. Pollak, Chief Financial Officer
Fax: (206) 832-4009
Email: chris.pollak@loudeye.com

Eric S. Carnell, Esq., General Counsel
Fax: (206) 832-4009
Email: eric.carnell@loudeye.com

W. Alex Voxman, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Fax: (213) 891-8763
Email: alex.voxman@lw.com

(b) if to an Investor, to the address (or Fax umber or electronic mail address) set forth next to such Investor’s name on such Investor’s signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt, or if sent by electronic mail, upon transmission by the sender. If the address, electronic mail address or Fax number of any Investor listed on the signature pages hereto is the same as the address of an Affiliate of such Investor that is also an Investor under this Agreement, then notice to any such Investor shall constitute valid notice with respect to such Investor and any and all of such Investor’s Affiliates.

9.4 STOCK SPLITS, DIVIDENDS AND OTHER SIMILAR EVENTS. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Issuer after the date hereof.

9.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

9.6 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the initial issuance of the Securities (but not with respect to subsequent transfers) by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

9.7 AMENDMENT; WAIVER. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Issuer and Investors holding, or obligated to purchase, at least two thirds of the Registrable Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

9.8 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.10 SURVIVAL. The representations and warranties of the Issuer and the Investors contained in Sections 3 and 4 and the agreements and covenants set forth in Sections 5, 6, 7 and 9 shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.11 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

9.12 GOVERNING LAW; INTERPRETATION. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Warrants shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Warrants (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement and the Warrants), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or the Warrants, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.13 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[SIGNATURES AND OTHER INVESTOR INFORMATION FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print):

SIGNATURE:	Attention:
By:	Fax:
—	E-mail:
Name:	Tax Identification #:
Title:

Exact Name to appear on Stock Certificate and Warrant:

Number of Units Subscribed For:

Subscription Amount: $

The Investor hereby provides the following additional information:

(a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of LOUDEYE CORP. (“OPTIONS” and together with the Common Stock, “SECURITIES”) which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the explanation of beneficial ownership on Exhibit C attached hereto. If none, please so state.

Number of Shares:      (excluding the Shares subscribed for above)

Number of Options:

Please indicate by an asterisk (*) above if the Investor disclaims “beneficial ownership” of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

(b) If the Investor disclaims “beneficial ownership” in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [ ]

Name of Beneficial Owner:

Relationship to the Investor:

Number of Securities Beneficially Owned:

NAME OF INVESTOR:

(c) As to the Securities indicated as being “beneficially owned” in answers to question (a) and (b) does any person other than the person identified as the “beneficial owner” have:

(i) the sole or shared power to vote or to direct the vote of any such Securities?

Yes No

or (ii) the sole or shared power to dispose or to direct the disposition of any such Securities (referred to as “dispositive power”)?

Yes No

If the answer is “Yes” to either of the forgoing questions, the Investor should set forth below the name and address of each person who has either such power or with whom the indicated “beneficial owner” shares such power, together with such number of shares to which such rights relates.

IF THE INVESTOR IS AN ENTITY OR A TRUST:

The Investor must list the name of each natural person associated with the Investor entity or trust who has or shares voting or dispositive power with respect to the shares indicated as being “beneficially owned” in answers to questions (a) or (c). For an investment or holding company, the investment manager(s) would normally be the person(s) who hold(s) or share(s) voting and dispositive power. For a trust, the natural person(s) holding or sharing voting or dispositive power would normally be the trustee(s). For other types of entities, the natural person(s) holding or sharing voting or dispositive power would normally be the officer(s) empowered by the board of directors to make such decisions, or if there is no such officer, each of the directors. Disclosure is required for each natural person who in practice has voting or dispositive power, regardless of that person’s formal title or position within the organization.

NAME OF INVESTOR:

Type of Power:
Name of Natural Person	Voting/Dispositive/ Both	Address	Position or Title

(d) In any pending legal proceeding, is the Investor or any of its affiliates a party, or does the Investor or any such associate have an interest, adverse to the Issuer or any affiliate of the Issuer?

Yes No

If the answer is “Yes,” please describe, and state the nature and amount of, such interest.

(e) Is there any family relationship (including relationships by blood, marriage, and adoption, except those more remote than first cousin) between the Investor or any of its affiliates and any director or officer of the Issuer, any affiliate of the Issuer or any person who has been chosen to become a director or officer of the Issuer?

Yes No

If the answer is “Yes,” please describe the relationship.

NAME OF INVESTOR:

(f) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor’s Securities? [ ] Yes [ ] No

If the answer is “Yes”, please give details:

(g) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. “Affiliates” of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. IF NONE, PLEASE SO STATE.

Answer:

(h) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor’s shares:

(i) Please advise of special stock certificate delivery requirements for closing, if any:

(j) Please advise if a NASD member has placed with you the Securities being purchased hereunder: (Name of Member:)

(k) is the Investor (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering or (v) an Affiliate (see definition) of a Member of the NASD; or (b) does the Investor own any shares or other securities of any NASD Member not purchased in the open market; or (c) has the Investor or its affiliates made any subordinated loans to any NASD Member?

Answer: [ ] Yes [ ] No (If “yes,” please describe below)

(l) Does the Investor have any oral and/or written agreements with any Member of the NASD or Person Associated With a Member of the NASD concerning the disposition of your securities of the Issuer?

Answer: [ ] Yes [ ] No

If “yes,” please briefly describe such agreement and attach copies of written agreements or correspondence describing such arrangement.

DEFINITIONS

Affiliate. An Affiliate of any person (for purposes hereof a “person” includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person. For purposes of this definition:

(i) a person should be presumed to control a Member of the NASD if the person beneficially owns 10% or more of the outstanding voting securities of a Member of the NASD which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a Member of the NASD which is partnership;

(ii) a Member of the NASD should be presumed to control a person if the Member of the NASD and Persons Associated With the Member of the NASD beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

(iii) a person should be presumed to be under common control with a Member of the NASD if:

(1) the same person controls both the Member of the NASD and such person by beneficially owning 10% or more of the outstanding voting securities of the Member of the NASD and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member of the NASD and other such person which is a partnership; or

(2) a person having the power to direct or cause the direction of the management or policies of the Member of the NASD also has the power to direct or cause the direction of the management or policies of the other entity in question.

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act)

NASD Member. The term “NASD member” means any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)

Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means (1) a natural person who is registered or has applied for registration under the Rules of Association of the NASD; (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with the NASD under the NASD By-laws or the Rules of Association of the NASD; and (3) for purposes of NASD Rule 8210, any other person listed on Schedule A of Form BD of a member. (NASD Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” for these purposes means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

ACCEPTED: LOUDEYE CORP.
By:	/s/ Michael A. Brochu

Name: Title:	Michael A. Brochu President & Chief Executive Officer

Dated:	February 20, 2006

ANNEX I

LIST OF INVESTORS

INVESTOR	SUBSCRIPTION AMOUNT	UNITS PURCHASED
Bristol Investment Fund, Ltd.	$1,125,000.00	2,250,000
Capital Ventures International	$500,000.00	1,000,000
Cranshire Capital, LP	$1,125,000.00	2,250,000
Crescent International Ltd.	$300,000.00	600,000
Iroquois Master Fund Ltd.	$500,000.00	1,000,000
Nite Capital LP	$650,000.00	1,300,000
Omricon Master Trust	$600,000.00	1,200,000
Portside Growth and Opportunity Fund	$750,000.00	1,500,000
RAQ, LLC	$250,000.00	500,000
Smithfield Fiduciary LLC	$750,000.00	1,500,000
Truk International Fund, LP	$20,000.00	40,000
Truk Opportunity Fund, LLC	$180,000.00	360,000
Vicis Capital Master Fund	$1,500,000.00	3,000,000
TOTAL	$8,250,000.00	16,500,000

EXHIBIT A

FORM OF WARRANT
EXHIBIT B

Rule 501—Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms shall have the meaning indicated:

a. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors.

EXHIBIT C

Explanation of “BENEFICIAL OWNERSHIP”

Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be “beneficially” owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired “with the purpose or effect of changing or influencing the control of the Issuer or in connection with or as a participant in any transaction having such purpose or effect.”

In determining whether securities are “beneficially owned,” benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as “beneficially owned.”

Thus, for example, securities held for a person’s benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person’s spouse, children or other members of such person’s family who are such person’s dependents or who live in such person’s household should be listed as “beneficially owned” unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person’s proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

In all cases the nature of the beneficial ownership should be stated.

EXHIBIT D

Wire Transfer Instructions